UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2005

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT	06410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Vice President and Chief Financial Officer

On March 14, 2005, Carsten Boess, Alexion Pharmaceuticals, Inc.’s Vice President and Chief Financial Officer, informed the Company of his intention to resign effective April 1, 2005. A copy of the press release announcing the resignation of Mr. Boess is attached to this current report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events

On March 15, 2005, Alexion Pharmaceuticals, Inc. completed the redemption of all of its outstanding 5 3/4% Convertible Subordinated Notes Due 2007. The redemption was previously announced on January 25, 2005 (see the Press Release filed on Form 8-K on January 25, 2005), and was further discussed in the Company’s Form 10-Q filed on March 8, 2005. Alexion will report a one-time loss on early extinguishment of debt of approximately $3.3 million resulting from the redemption.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: March 16, 2005	By:	/s/ Thomas I. H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Vice President and General Counsel